December 26, 2000


Winn-Dixie Stores, Inc.
5050 Edgewood Court
Jacksonville, Florida 32544-3699


Gentlemen:

             I am Senior Vice President and General Counsel of Winn-Dixie Stores, Inc., a Florida corporation (the "Company"). In that capacity, I have reviewed the Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on or about December 26, 2000 (the "Registration Statement"). Pursuant to the Registration Statement, up to $1,000,000,000 aggregate principal amount of debt securities, warrants to purchase debt securities and guarantees of debt securities of the Company are issuable from time to time pursuant to the indenture described below. Such debt securities are hereafter referred to as "Debt Securities," such warrants to purchase debt securities are hereafter referred to as "Warrants," and such guarantees of debt securities are hereafter referred to as "Guarantees."

             The Debt Securities will constitute senior debt of the Company and will be issued under an indenture dated as of December [26], 2000 by and among the Company, certain subsidiaries of the Company as guarantors (the "Guarantors") and First Union National Bank (the "First Union Indenture") or one or more separate indentures by and among the Company, the Company's subsidiaries as guarantors and one or more banking institutions to be qualified as trustee pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, substantially in the form of indenture filed as Exhibit 4.2 to the Registration Statement (each, an "Indenture"). The Warrants will be issued under a warrant agreement (the "Warrant Agreement") to be entered into between the Company and a warrant agent.

             In rendering the opinions expressed herein, I have with your permission assumed, without inquiry or other investigation (and relied entirely upon such assumption) (1) the solvency of each Guarantor at the time of issuance of the Guarantees and (2) that each of the Guarantors has received and/or will receive substantial economic benefit from the issuance of Debt Securities and Warrants by the Company pursuant to the Indenture. Please be advised that I am of the opinion that:

             1. The First Union Indenture has been duly authorized, executed and delivered by the Company and the Guarantors, and each indenture, when the Trustee thereunder has been qualified pursuant to the Trust Indenture Act of 1939 and when such Indenture has been duly authorized by appropriate corporate action and duly executed, will have been duly authorized, executed and delivered by the Company and the Guarantors, and constitutes or will constitute, as the case may be, legal, valid and binding obligations of the Company and the Guarantors, except in each case as limited by (i) bankruptcy, insolvency (including, without limitations, applicable state and federal laws relating to fraudulent conveyances) or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

             2. The Debt Securities, when duly authorized by appropriate corporate action, duly executed, authenticated and delivered in the form approved pursuant to and in accordance with the respective Indenture pursuant to which they are issued and sold as described in the Registration Statement (including the Prospectus and Prospectus Supplement relating to such Debt Securities), and when issued in compliance with applicable usury laws, will be legal, valid and binding obligations of the Company entitled to the benefits of the respective Indenture pursuant to which they have been issued, subject to (i) bankruptcy, insolvency (including, without limitations, applicable state and federal laws relating to fraudulent conveyances) or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

             3. The Guarantees, when duly executed, authenticated and delivered in the form approved pursuant to and in accordance with the respective Indenture pursuant to which they are issued and sold as described in the Registration Statement (including the Prospectus and Prospectus Supplement relating to such Guarantees), and when issued in compliance with applicable usury laws, will be legal, valid and binding obligations of the Guarantors entitled to the benefits of the respective Indenture pursuant to which they have been issued, subject to
(i) bankruptcy, insolvency (including, without limitations, applicable state and federal laws relating to fraudulent conveyances) or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

             4. The Warrant Agreement, when duly authorized by appropriate corporate action and duly executed and delivered by the Company, and the warrant certificate in the form to be attached as an exhibit to the Warrant Agreement, when duly authorized by appropriate corporate action, duly executed and delivered by the Company and duly countersigned by an authorized representative of the warrant agent in accordance with the Warrant Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency (including, without limitations, applicable state and federal laws relating to fraudulent conveyances ) or other laws affecting the enforcement of creditors' rights generally and general equitable principles.

             I hereby consent that the foregoing opinion may be filed as an exhibit to the above-referenced Registration Statement. I further consent to the use of my name in the Registration Statement and the Prospectus related thereto.

                                                     Very truly yours,


                                                    /s/ E. Ellis Zahra, Jr.
                                                       --------------------
                                                        E. Ellis Zahra, Jr.
                                                    Senior Vice President and
                                                        General Counsel